Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of FirstEnergy Corp. on Form S-8 (File No. 333-72764) of our report dated April 25, 2003, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3 as of December 31, 2002 and 2001 and for the years then ended, which report is included in this Annual Report on Form 11-K.



                             /s/ MILLIGAN & COMPANY, LLC



105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 20, 2003